UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

The Royal Bank of Scotland Group plc (Exact name of registrant as specified in its charter)

United Kingdom (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

RBS Gogarburn PO Box 1000 Edinburgh EH12 1HQ United Kingdom (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.00% Subordinated Tier 2 Notes due 2023	New York Stock Exchange
____________________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-184147

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated December 16, 2013 (the “Prospectus Supplement”) to a Prospectus dated September 28, 2012 (the “Prospectus”) relating to the securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form F-3 (File No. 333-184147), which became automatically effective on September 28, 2012.  The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 2 through 16 of the Prospectus, and “Description of the Subordinated Notes” on pages S-19 through S-26 and “Certain U.K. and U.S. Federal Tax Consequences”, on pages S-27 through S-29 of the Prospectus Supplement.

Item 2.  Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement.

4.1
Subordinated Debt Securities Indenture between The Royal Bank of Scotland Group plc and The Bank of New York Mellon dated as of December 4, 2012 (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on December 4, 2012).

4.2
First Supplemental Indenture between The Royal Bank of Scotland Group plc and The Bank of New York Mellon dated as of December 4, 2012 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on December 4, 2012).

4.3
Third Supplemental Indenture between The Royal Bank of Scotland Group plc and The Bank of New York Mellon dated as of December 19, 2013 (incorporated herein by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on December 19, 2013).

4.4	Form of Global Note (incorporated herein by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on December 19, 2013).

99.1
Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) filed with the Commission on September 28, 2012 and December 16, 2013, respectively).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, thereunto duly authorized.

The Royal Bank of Scotland Group plc (Registrant)

Date: December 19, 2013	By:	/s/ Barbara Wallace
	Name:	BARBARA WALLACE
	Title:	ASSISTANT SECRETARY

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1
Subordinated Debt Securities Indenture between The Royal Bank of Scotland Group plc and The Bank of New York Mellon dated as of December 4, 2012 (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on December 4, 2012).

4.2
First Supplemental Indenture between The Royal Bank of Scotland Group plc and The Bank of New York Mellon dated as of December 4, 2012 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on December 4, 2012).

4.3
Third Supplemental Indenture between The Royal Bank of Scotland Group plc and The Bank of New York Mellon dated as of December 19, 2013 (incorporated herein by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on December 19, 2013).

4.4	Form of Global Note (incorporated herein by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 6-K (File No. 001-10306) filed with the Commission on December 19, 2013).

99.1
Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) filed with the Commission on September 28, 2012 and December 16, 2013, respectively).